Exhibit 10.47

PROMISSORY NOTE

$44,155.00	April 6, 2006 Van Nuys, California

Public Media Works, Inc., a California corporation (“Maker”), promises to pay to Stephen Brown (“Holder”), the principal amount of Forty Four Thousand One Hundred Fifty Five Dollars ($44,155.00), with interest on such amount until paid, at the rate set forth below and payable pursuant to terms and conditions contained herein. The amount owed by Maker under this Note is for the repayment to Holder for the amounts loaned and advanced by Holder to Maker for Maker’s obligations described on Exhibit A, and represent all obligations owed by Maker to Holder.

INTEREST RATE. The amount of outstanding principal shall bear interest at a rate of six percent (6%) per annum. Interest shall accrue on the principal balance from and after the date hereof and shall be calculated on the basis of a 365-day year.

TERM. The term of this Note shall be for a period beginning on the date hereof and ending on September 6, 2006 (the “Maturity Date”).

PAYMENT. All outstanding principal and interest shall be due and payable as follows: (i) the amount of $15,000 shall be paid on or before July 6, 2006; (ii) the amount of $15,000 shall be paid on or before August 6, 2006; and the balance shall be paid on or before the Maturity Date. Any payment hereunder shall be applied first to the payment of costs and charges of collection, if any, then to accrued interest, and the balance, if any, shall be then applied to reduction of principal. Principal and interest are payable in lawful money of the United States of America.

Maker may prepay this Note in full or in part at any time without a prepayment charge.

DEFAULT/ACCELERATION. If any one or more of the following events shall occur (hereinafter called an “Event of Default”), namely: (i) Maker shall fail to make timely payment on the Maturity Date and such failure is not cured within five (5) business days of written notice by Holder to Maker; or (ii) Maker shall make an assignment for the benefit of his creditors, or shall file or commence, or have filed or commenced against him any proceeding for any relief under any bankruptcy or insolvency law, or a receiver or trustee shall be appointed for Maker; THEN, upon the occurrence of any such Event of Default, or upon the expiration of the term of this Note, Holder at its election, and without presentment, demand or notice of any kind, all of which are expressly waived by Maker, may declare the entire outstanding balance of principal and interest thereon immediately due and payable, together with all costs of collection, including attorneys’ fees, in addition to all of its other rights and remedies, all of which are cumulative.

NO WAIVER BY HOLDER. The acceptance by Holder of any payment under this Note after the date such payment is due, or the failure to declare an Event of Default as herein provided, shall not constitute a waiver of any of the terms of this Note or the right to require the prompt payment when due of future or succeeding payments or to declare an Event of Default for any failure to so pay or for any other default.

WAIVERS. Maker and any endorsers, guarantors and sureties of this Note hereby waive diligence, demand, presentment, notice of nonpayment, protest and notice of protest and expressly agree that this Note and any payment hereunder may be renewed, modified or extended from time to time and at any time and consent to the acceptance or release of security for this Note or a release of any party or guarantor, all without in any way affecting their liability and waive the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any guaranty thereof, or to any agreement to pay the same to the full extent permissible by law.

MISCELLANEOUS. The terms of this Note shall inure to the benefit of and bind the parties hereto and their successors and assigns. Maker represents and warrants to Holder that the obligations hereunder arise out of or in connection with business purposes and do not relate to any personal, family or household purpose. As used herein the term “Maker” shall include the undersigned Maker and any other person or entity who may subsequently become liable for the payment hereof. The term “Holder” shall include the named Holder as well as any other person or entity to whom this Note is conveyed, transferred or assigned. Holder may not assign this Note without the Maker’s prior written consent. Each person signing this Note on behalf of Maker represents and warrants that he has full authority to do so and that this Note binds Maker.

GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California without giving any effect to principles of conflict of laws. This Note shall be deemed made and entered into in Van Nuys, California.

NO ASSIGNMENT. Holder may not assign this Note or Maker’s obligations hereunder.

MAKER:

Public Media Works, Inc.

By:	/s/ Corbin Bernsen
Corbin Bernsen, CEO